UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2012, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) established base salaries for the 12-month period beginning March 1, 2012 for George Joseph, the Company’s Chairman of the Board, and Gabriel Tirador, the Company’s President and Chief Executive Officer, at $904,856 for Mr. Joseph and $836,525 for Mr. Tirador. Pursuant to a standing resolution of the Board of Directors, which grants authority to Messrs. Joseph and Tirador to establish the compensation for executive officers of the Company other than the Chairman of the Board and President and Chief Executive Officer, Messrs. Joseph and Tirador established the following base salaries for the Company’s other named executive officers for the same period: Mr. Stalick: $524,506; Mr. Lubitz: $386,666 and Mr. Graves: $371,020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2012	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer